Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Omnimmune Holdings, Inc. (the “Company”), certifies that, to my knowledge:

1.
The annual report of the Company for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:           April 15, 2009                                                    By: /s/ Harris Lichtenstein
Harris Lichtenstein
Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the annual report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed to be filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be a separate disclosure document.